SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 24, 2008

____________________________________________________

Integrated Media Holdings, Inc.
(Exact name of registrant as specified in its charter)

Doing Business As
ARRAYIT COMPANY

Delaware	001-16381	76-0600966
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Rene’ A. Schena
Chairman and Chief Executive Officer
524 East Weddell Drive
Sunnyvale, California 94089
(Address of Principal Executive Office)

(408) 744-1331
(Registrant’s telephone number, including area code):

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Effective November 24, 2008, Integrated Media Holdings, Inc. (the “Company”) amended its  Designation of its Series A Convertible Preferred Stock and its Designation of its Series C Convertible Preferred Stock (the “Preferred Stock Amendments”).

Specifically, the Preferred Stock Amendments amended the terms of the Company’s Series A Preferred Stock to clarify that such Series A Preferred Stock would be subject to a subdivision or reclassification of the Company’s outstanding capital stock.   The Company’s Series C Preferred Stock was also amended in connection with the Preferred Stock Amendments to revise the conversion rights of such Series C Preferred Stock.  Prior to the Preferred Stock Amendments, any outstanding shares of Series C Preferred Stock would automatically convert into shares of the Company’s common stock in a ratio of one to three hundred and fifty (the “Conversion Ratio”) upon the Company’s planned merger with its wholly owned Nevada subsidiary, Arrayit Corporation.  Subsequent to the Preferred Stock Amendments, the holders of the Company’s Series C Preferred Stock have the option to convert up to 10% of the total number of shares of Series C Preferred Stock issued to such holder into shares of the Company’s common stock at the Conversion Ratio, during any 90 day period.  Additionally, any shares of Series C Preferred Stock not converted during any 90 day period are not carried forward to the next 90 day period.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

3.1	Amendment to Designation of the Series A Convertible Preferred Stock filed November 24, 2008.

3.2	Amendment to Designation of the Series C Convertible Preferred Stock filed November 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/  Rene A. Schena
 Rene A. Schena
Chief Executive Officer

 November 24, 2008

Exhibit 3.1

Amendment to Designation of the Series A Convertible Preferred Stock filed November 24, 2008.

STATE OF DELAWARE CERTIFICATE

OF AMENDMENT OF CERTIFICATE OF DESIGNATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written unanimous consent of the Board of Directors of Integrated Media Holdings, Inc. (Entity 3021813) it was:

RESOLVED, that the Certificate of Designations of the Series A Convertible Preferred Stock of this corporation be amended by replacing subparagh (i) of subparagh (c), Paragraph 8, Conversion Provisions, so that, as amended, the paragraph shall be and read as follows:

8.  Conversion Provisions.
(c) Conversion Ratio. The Conversion Ratio shall be subject to adjustment as follows:
(i) In case the Company shall (A) pay a dividend or make a distribution in Common Stock, (B) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) reclassification or combination into a smaller number of shares, the Conversion Ratio in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Conversion Ratio thereafter shall be by multiplying the Conversion Ratio at which such shares of this Series were theretofore convertible by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or reclassification.

SECOND: That pursuant to resolution adopted by the holders of the necessary number of shares as required by statute in accordance with Section 228(a) of the General Corporation Law of the State of Delaware the amendment was adopted.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of October, 2008.

By:  /s/ Rene A. Schena
Name: Rene’ A. Schena
Title: President

Exhibit 3.2

Amendment to Designation of the Series C Convertible Preferred Stock filed November 24, 2008.

STATE OF DELAWARE CERTIFICATE

OF AMENDMENT OF CERTIFICATE OF DESIGNATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by written unanimous consent of the Board of Directors of Integrated Media Holdings, Inc. (Entity 3021813) it was:

RESOLVED, that the Certificate of Designations of the Series C Convertible Preferred Stock of this corporation be amended by replacing subparagh (a) through subparagh (c), Paragraph 7, Conversion, so that, as amended, the paragraph shall be and read as follows:

7.           CONVERSION.  The holders of the Series C Preferred Stock shall have conversion rights as follows:
(a)  Conversion Ratio.  The holder of each share of Series C Preferred Stock shall have the right (the “Conversion Right”), at such holder’s option, to convert such share, without cost, on the terms and at the times specified in this Section 7, into the number of fully paid and non-assessable shares of Common Stock as specified by the Conversion Ratio that is in effect at the time of conversion; provided that, and only to the extent that, the Corporation has a sufficient number of shares of authorized but unissued and unreserved Common Stock available to issue upon conversion of all outstanding shares of Series C Preferred Stock.  The initial “Conversion Ratio” for the Series C Preferred Stock is 350:1.  The Conversion Ratio shall be subject to adjustment from time to time as provided in this Section 7.
(b)  Shares Eligible for Conversion.  The below specified number of shares of Series C Preferred Stock shall be eligible for conversion during each successive 90 days, commencing 90 days after the effective date of an increase in the number of authorized but unissued shares of Common Stock sufficient to issue upon conversion of all outstanding shares of Series C Preferred Stock.
The number of Series C Preferred Shares eligible for conversion during each 90 day period is 10% (ten percent) of the original number of shares of Series C Preferred Stock issued to each original holder (“Eligible Shares”).  Any Eligible Shares not converted during any 90 day period may not be cumulated and carried forward to the next 90 day period.  Any subsequent owner or holder of all or any part of Series C Preferred Stock shall be subject to the same eligibility provisions applicable to the original holder of such shares.
(c)  Mechanics of Conversion.  A holder of any share of Series C Preferred Stock may exercise the Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, together with a written notice to the Corporation which shall state: (A) that such holder elects to convert the same, (B) the number of shares issued to the original holder of such shares; and (C) the number of Eligible Shares and the number of shares of Series C Preferred Stock being converted.  Thereupon the Corporation shall promptly issue and deliver to the holder of such shares a certificate or certificates for the number of whole shares of Common Stock to which such holder shall be entitled.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value (as determined in good faith by the Board of Directors of the Corporation) of the Common Stock.  If the certificate evidencing the Series C Preferred Stock being converted shall also evidence shares of Series C Preferred Stock not being converted, then the Corporation shall also deliver to the holder of such certificate a new stock certificate evidencing the Series C Preferred Stock not converted.  The conversion of any shares of Series C Preferred Stock shall be deemed to have been made immediately prior to the close of business on the date that the shares of Series C Preferred Stock to be converted are surrendered to the Corporation, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.  Any dividends or distributions declared but unpaid at the time of conversion with respect to the Series C Preferred Stock so converted, including any dividends declared on the Common Stock to which the Series C Preferred Stock is entitled pursuant to Section 6 above, shall be paid to the holder of Common Stock issued upon conversion of the Series C Preferred Stock upon the payment date therefore.
The Corporation shall give written notice to each holder of a share of Series C Preferred Stock promptly upon the liquidation, dissolution or winding up of the Corporation, and not more than fifty (50) nor less than twenty (20) days before the anticipated date of consummation of any acquisition of the Corporation or any sale of all or substantially all of the assets of the Corporation and no such acquisition of the Corporation or sale of assets shall be effective until such notice shall have been given.

SECOND: That pursuant to resolution adopted by the holders of the necessary number of shares as required by statute in accordance with Section 228(a) of the General Corporation Law of the State of Delaware the amendment was adopted.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28th day of October, 2008.

By: /s/ Rene Schena
      Authorized Officer
      Name: Rene’ A. Schena
      Title: Chief Executive Officer